Exhibit 99.1

FOR IMMEDIATE RELEASE

Platinum Research Organization Announces
Commercial Plan for 2007

Company Plan Outlines Strategic Goals

DALLAS (April 26, 2007) — Platinum Research Organization, Inc. (PLRO.OB), a technology-based company focused on research and commercialization of patented, high-performance lubricants and coatings for automotive, aviation, industrial and consumer after markets, announced  its commercial plan for 2007.

“This is an exciting period for the company. As the closing of our acquisition of the business of Platinum Research Organization L.P. has been completed, the newly appointed management team has developed a strategic plan that we are implementing immediately,” said Cork Jaeger, president and chief executive officer of Platinum Research Organization, Inc. (“PRO”).

“One of the most important goals for our company moving forward is to take advantage of the many opportunities we see in the lubrication marketplace.  In addition to being responsible for regulatory compliance, acquisitions, commercialization and investor communications, Mike Newman, PRO’s newly appointed CFO, brings experienced capital-raising capability to the company.  His experience will be valuable in order to secure the additional capital we need to leverage various market opportunities to our advantage” said Jaeger.

        Broadly defined, the PRO management team is working toward achieving the following goals during 2007:

•                  Expanding the grease marketing effort by working directly with global grease manufacturers in addition to developing a strategic marketing alliance with at least one global additive firm.

•                  Seeking the requisite registration for our F-ZDDP product in domestic and global markets and evaluating related filings throughout North and South America, Europe and Asia.

•                  Optimizing an engine oil with an industry partner for engine testing later in 2007.

•                  Building a revenue stream through an acquisition from the lubricant market and/or lubricant aftermarket.

•                  Expanding the PRO manufacturing capabilities by building a pilot plant in Tulsa, Oklahoma in order to fulfill near-term needs, and begin the process of establishing a full-scale production facility in India.

•                  Procuring the requisite testing equipment to accelerate the product development cycle and to validate performance of our products.

•                  Identifying specific coatings applications for development and proof of concept testing.

•                  Expanding the company’s intellectual property and patent portfolio.

•                  Continuing to pursue research on next generation technologies.

“Our goal is to make PRO the leader in the design of patented, high-performance lubricants and coatings that target the automotive, aviation, industrial and consumer aftermarket,” Jaeger said.  “I am optimistic that our management team leadership, combined with a sound business strategy, will position the company to foster and sustain a competitive advantage in the lubricant and coatings markets in the years to come.”

About Platinum Research Organization, Inc.

Platinum Research Organization, Inc. (www.platinumresearch.com), formed in 1996, is a leader in the design of patented, high-performance lubricants and coatings that target the automotive, aviation, industrial and consumer aftermarket. The company’s proprietary formulations and processes are protected by four U.S. patents, five U.S. patent applications, three continuation-in-art applications and several trade secrets.  The company is based in Dallas.

Safe Harbor for Forward-Looking Statements

Certain statements made in this document are forward-looking. Such statements are indicated by words such as “expect,” “should,” “anticipate,” “may” and similar words indicating uncertainty in facts and figures. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to be correct. Actual results could differ materially from those projected in the forward-looking statements as a result of a variety of risk factors including additional capital requirements, competition, technological progress and other risk factors as described in our SEC filings.

Contacts:

PR Contact:	IR Contact:
Michael A. Burns & Associates	FOCUS Partners LLC
Susie Lomelino	Charles Moskowitz
214-521-8596	617-633-2259
slomelino@mbapr.com	cm@focuspartners.com